UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2023

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Global Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2023, our Board of Directors approved and adopted our First Amended and Restated Bylaws (“Amended Bylaws”) of the Corporation. The primary changes made by way of the Amended Bylaws to our former bylaws is to give effect to the universal proxy provisions set forth in the Rule 14a-19 under the Securities Exchange Act of 1934, as amended, which changes are located in Section 2.14 of the Amended Bylaws. Other changes made by way of the Amended Bylaws include the following:

●	Section 2.12 of the Amended Bylaws allows for action required or permitted to be taken an at annual or special meeting of stockholders to be taken by majority written consent of the stockholders, except as may be prohibited by our certificate of incorporation.

●	Section 3.9 of the Amended Bylaws allows for a director, or the entire Board of Directors, to be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

●	Several other revisions, including revisions to reflect recent changes in the Delaware General Corporation Law, none of which materially impact the disclosures we have made concerning our former bylaws in our registration statements, prospectuses and reports filed with the SEC

The Amended Bylaws have been filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 3.1	First Amended and Restated Bylaws of TFF Pharmaceuticals, Inc.	Filed Electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: April 6, 2023	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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